                                                                   EXHIBIT 10.22


                         AMENDMENT AND MODIFICATION OF
                            REIMBURSEMENT AGREEMENTS

     THIS AMENDMENT AND MODIFICATION OF REIMBURSEMENT AGREEMENTS (the "Amendment") entered into as of the 18th day of August, 1999 by and between ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION ("Bank") is made with reference to the following facts:

                                    RECITALS
                                    --------

     A. Pursuant to Reimbursement Agreement dated as of November 1, 1996 by and between Borrower and Bank (the "Washington Reimbursement Agreement"), Bank issued a letter of credit on behalf of the Borrower in the total Stated Amount of $8,667,671.20 (the "Washington Letter of Credit") to Norwest Bank Minnesota, National Association, as Trustee under that certain Indenture of Trust dated as of November 1, 1996, in connection with the issuance by the Washington State Housing Finance Commission of $8,500,000 in aggregate principal amount of its Variable Rate Demand Multifamily Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1996 (the "Washington Bonds"). Borrower's obligations under the Washington Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 5 real properties located in the State of Washington legally described in Exhibit B-1 through Exhibit B-5 to the Washington Reimbursement Agreement and by this reference incorporated herein (collectively, "the Washington Properties") and other security interests in other real and personal property owned by Borrower.

     B. Pursuant to Reimbursement Agreement dated as of July 1, 1997 by and between Borrower and Bank (the "Idaho Reimbursement Agreement"), Bank issued a letter of credit on behalf of the Borrower in the total Stated Amount of $7,494,987 (the "Idaho Letter of Credit") to First Security Bank, N.A., as Trustee under that certain Indenture of Trust dated as of July 1, 1997, in connection with the issuance by the Idaho Housing and Finance Association of $7,350,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1997 (the "Idaho Bonds"). Borrower's obligations under the Idaho Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 4 real properties located in the State of Idaho legally described in Exhibit B-1 through Exhibit B-4 to the Idaho Reimbursement Agreement and by this reference incorporated herein (collectively, the "Idaho Properties") and other security interests in other real and personal property owned by Borrower.

     C. Pursuant to Reimbursement Agreement dated as of July 1, 1998 by and between Borrower and Bank (the "Ohio Reimbursement Agreement"), Bank issued a letter of credit on behalf of the Borrower in the total Stated Amount of $13,480,779 (the "Ohio Letter of Credit") to PNC Bank, National Association, as Trustee under that certain Indenture of Trust dated as of July 1, 1998, in connection with the issuance by the Ohio Housing Finance Agency of $12,690,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc, Project) 1998 Series A-1 and $530,000 aggregate principal amount of its Taxable Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project) 1998 Series A-2 (the "Taxable Bonds") (collectively, the "Ohio Bonds"). Borrower's obligations under the Ohio Reimbursement Agreement are secured, in part, by open-ended mortgages, security agreements, assignment of leases and rents and fixture filings on 7 real properties located in the State of Ohio legally described in Exhibit B-1 through Exhibit B-7 to the Ohio Reimbursement Agreement and by this reference incorporated herein (collectively, the "Ohio Properties") and other security interests in other real and personal property owned by Borrower. The Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement are hereinafter referred to collectively as the "Reimbursement Agreements." The Washington Properties, the Idaho Properties, the Ohio Properties and all other facilities owned or leased by the Borrower that are financed with the proceeds of a Bank credit enhanced bond issue, including, but not limited to, all facilities financed by the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Properties, Inc. Project), Series 1995 are hereinafter referred to collectively as the "Bond Financed Properties."

     D. The Borrower has requested that Bank forbear or waive certain defaults under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) and the Bank is willing to forbear or waive certain defaults under the Reimbursement Agreements on the express condition that Borrower agree to modify and restructure Borrower's obligations under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.  Incorporation of Recitals. Each recital set forth above is incorporated
         -------------------------
into this Amendment as though fully set forth herein.

     2.  Forbearance and Waiver of Certain Defaults.  In exchange for the
         ------------------------------------------
modification and restructure of the Borrower's obligations to the Bank under the Reimbursement Agreements, on the terms and conditions hereinafter set forth, the Bank will:

     A. Forbear until September 30, 1999, the declaration by the Bank of an Event of Default under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) as a result of the Borrower's failure to deliver to Bank its financial statements for fiscal year 1998, officer's certificates from December 31, 1998 to date and its failure to file its Form 10-K with the Securities and Exchange Commission for 1998 and its Form 10-Q for the first two quarters of 1999 with the Securities and Exchange Commission, and its failure to deliver to Bank any required operating budgets or officer's certificates, each within the time period required under the Reimbursement Agreements. Upon delivery to the Bank in Seattle, Washington of audited financial statements to be included in the Borrower's Form 10-K for 1998 in the form attached to this Amendment as Exhibit 1, which audited financial statements shall have received an unqualified opinion from the Borrower's certified public accountants KPMG, officers' certificates and the fiscal year 1999 operating budget including proposed Capital Expenditures for the Borrower in the form required under the Reimbursement Agreements, together with copies of the Form 10-K and Form 10-Q described above filed with the Securities and Exchange Commission on or before the close of business September 30, 1999, the Bank will waive any Event of Default that would otherwise occur under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) by reason of the Borrower's previous failure to provide the financial statements, officer's certificates, operating budgets, public filings and the other documents described above.

     B. Waive the Bank's right to declare an Event of Default under Section 8.01(d) of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) resulting from the restatement of Borrower's financial statements for 1996 and 1997 and resulting change in the financial condition of the Borrower from the financial statements originally delivered to the Bank that reported profitable operations for the Borrower as set forth in its financial statements for fiscal years 1996, 1997, and the first two quarters of 1998, assuming that the final restated financial statements of the Borrower for fiscal years 1996, 1997, and the first three quarters of 1998 are materially consistent with the draft restated financial statements prepared by the Borrower and delivered to the Bank August 3, 1999, copies of which are attached to this Amendment as Exhibit 1; provided, however, such audited financial statements included in the Borrower's Form 10-K for 1998 shall have received an unqualified opinion from the Borrower's certified public accountants KPMG.

     C. Waive the Bank's right to declare an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) by reason of the Borrower's anticipated first and second quarter 1999 cash flow coverage covenant defaults under the cash flow coverage covenant set forth in Section 7.01(G) of the Reimbursement Agreements at both the corporate level and the Bond Financed Properties level, respectively.

     D. Waive the Bank's right to declare an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) by reason of the Borrower's failure to notify the Bank of the license suspension on the Vancouver Washington facility and the Borrower's failure to notify the Bank of shareholder lawsuits filed against the Borrower.

     E. As of the date of this Amendment Bank has not received written notice from any person of the occurrence of an event that would constitute an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

     3.  Deposit and Release of Additional Security for the Borrower's
         -------------------------------------------------------------
Obligations Under the Reimbursement Agreements.  In exchange for the forbearance
- ----------------------------------------------
and waiver of certain defaults under the Reimbursement Agreements:

     A. Borrower shall deposit $8,300,0000 in cash collateral with the Bank on or before the effective date of this Amendment, and shall execute such documents as the Bank may request to perfect the Bank's security interest in the cash collateral (the "Cash Collateral"). Each of the Reimbursement Agreements is hereby amended to provide that the Cash Collateral constitutes additional security for any and all indebtedness of Borrower to the Bank, including, but not limited to, the Borrower's obligations under the Reimbursement Agreements and the Related Documents.

     B. The Bank will agree to release up to $4,000,000 of the Cash Collateral to Borrower, provided there is no Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default, when each of the following conditions has been satisfied: (i) The Washington Properties, the Idaho Properties or the Ohio Properties independently meet the following cash flow coverage ratio for two consecutive quarters, commencing with the fiscal quarter ending June 30, 1999; and (ii) all other covenants under the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) remain in compliance. For purposes of this Section 3(B), cash flow coverage ratio shall mean that for the actual quarter, the Washington Properties, the Idaho Properties or the Ohio Properties, as applicable, shall maintain a financial performance level such that the sum of their quarterly Net Income + Interest Expense + Depreciation & Amortization shall exceed the sum of
                                                        ----- ------
Interest Expense + pro rata (for the quarter) scheduled Washington Bonds, Idaho Bonds or Ohio Bonds, as applicable, principal payments + pro rata (for the quarter) annual fees relating to the Washington Bonds and the Washington Letter of Credit, the Idaho Bonds and the Idaho Letter of Credit and the Ohio Bonds and the Ohio Letter of Credit, as applicable, by 1.25 times, measured quarterly.
All cash flow coverage calculations shall be based solely upon the operating performance of the Washington Properties, the Idaho Properties or the Ohio Properties, as applicable, and shall not take into consideration any cash collateral deposited with Bank including, but not limited to, the Cash Collateral required under Section 3(A) above. If any of the Washington Properties, the Idaho Properties or the Ohio Properties has satisfied the conditions set forth above, the Bank shall consent to a pro rata release of up to $4,000,000 of the Cash Collateral based on the following schedule:

Properties                       Percentage                  Pro Rata Share of $4,000,000 Cash Collateral
Washington                      29.86%                                         $1,194,400
Idaho                           25.01%                                         $1,000,400
Ohio                            45.13%                                         $1,805,200
                               ------                                          ----------
Total                          100.00%                                         $4,000,000


     C. The Bank will agree to release the balance of the Cash Collateral to Borrower, provided there is no event of default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Reimbursement Agreements or any Related Documents (as defined in the Reimbursement Agreements), when each of the following conditions have been satisfied: (i) Each of the Bond

Financed Properties independently meets the following cash flow coverage ratio requirements for two consecutive quarters, commencing with the fiscal quarter ending June 30, 1999; and (ii) the Borrower is in compliance with the following corporate cash flow coverage ratio measured on Borrower-wide operations for two consecutive quarters, commencing with the fiscal quarter ending June 30, 1999; and (iii) all other covenants under the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) remain in compliance. For purposes of this Section 3(C) the cash flow coverage ratio will be two independent tests and Borrower must comply with both tests and the other requirements in this Section 3(C) in order to obtain a release of the remaining Cash Collateral.

         (a) For the actual quarter, the Borrower's ratio of Net Income (which shall exclude any restructuring, extraordinary or changes in accounting charges) + Interest Expenses + Depreciation & Amortization divided by Interest Expense + pro rata (for the quarter) scheduled principal payments on all Indebtedness + pro rata (for the quarter) annual fees relating to the U.S. Bank Bonds and the U.S. Bank Letters of Credit shall be greater than or equal to 1.25:1.00 measured quarterly; and
           ---

         (b) For the actual quarter, all Bond Financed Properties shall maintain a financial performance level such that the sum of their quarterly Net Income + Interest Expense + pro rata (for the quarter) scheduled U.S. Bank Bonds principal payments + pro rata (for the quarter) annual fees relating to the U.S. Bank Bonds and the U.S. Bank Letters of Credit by 1.25 times, measured quarterly.

     All cash flow coverage calculations shall be based upon operating performance of the Bond Financed Properties and shall not take into consideration any cash collateral deposited with the Bank, including, but not limited to, the remaining Cash Collateral.

     4.  Modification and Restructure of Reimbursement Agreements.  In exchange
         --------------------------------------------------------
for the forbearance and waiver of certain defaults under the Reimbursement Agreements, and in addition to the deposit of the Cash Collateral with Bank as additional security for the Borrower's obligations under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) as required under Section 3 of this Amendment, each of the Reimbursement Agreements is hereby modified as follows:

         A. Article I of each of the Reimbursement Agreements is amended to add the following definitions:

     "Bond Financed Properties" means, individually and collectively, the Washington Properties, the Idaho Properties, the Ohio Properties and all other facilities now or hereafter owned, leased or operated by the Borrower that are financed with the proceeds of a Bank credit enhanced bond issue, including, but not limited to, all facilities financed by the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Properties, Inc. Project), Series 1995.

     "Idaho Properties" means, individually and collectively, the 4 real properties located in the State of Idaho which secure, in part, the Borrower's obligations to the Bank under the Idaho Reimbursement Agreement and which are legally described in Exhibit B-1 through Exhibit B-4 to the Idaho Reimbursement Agreement.

     "Idaho Reimbursement Agreement" means that certain Reimbursement Agreement dated as of July 1, 1997 by and between Borrower and Bank, as amended by the Amendment, as the same may from time to time be further amended, modified or supplemented.

     "Ohio Properties" means, individually and collectively, the 7 real properties located in the State of Ohio which secure, in part, the Borrower's obligations to the Bank under the Ohio Reimbursement Agreement and which are legally described in Exhibit B-1 through Exhibit B-7 to the Ohio Reimbursement Agreement.

     "Ohio Reimbursement Agreement" means that certain Reimbursement Agreement dated as of July 1, 1998, by and between Borrower and Bank, as amended by the Amendment, as the same may from time to time be further amended, modified or supplemented.

     "Washington Properties" means, individually and collectively, the 5 real properties located in the State of Washington which secure, in part, the Borrower's obligations to the Bank under the Washington Reimbursement Agreement and which are legally described in Exhibit B-1 through Exhibit B-5 to the Washington Reimbursement Agreement.

     "Washington Reimbursement Agreement" means that certain Reimbursement Agreement dated as of November 1, 1996 by and between Borrower and Bank, as amended by the Amendment, as the same may from time to time be further amended, modified or supplemented.

     "U.S. Bank Bonds" means, individually and collectively, any bonds now or hereafter issued by a political subdivision of any state or other entity authorized to issue revenue bonds, on behalf of the Borrower or the proceeds of which are loaned to the Borrower or to any Person who leases assisted living facilities to, or which are operated by, Borrower, the principal and interest of which is to be paid with the proceeds of drawings on a letter of credit now or hereafter issued by U.S. Bank National Association, including, but not limited to, the following bond issues: (a) Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Project), Series 1995; (b) Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1996; (c) Idaho Housing and Finance Association's Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1997, and
(d) Ohio Housing Finance Agency's Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), 1998 Series A-1 and Taxable Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), 1998 Series A-2.

     "U.S. Bank Letters of Credit" means, individually and collectively, any letter of credit now or hereafter issued by Bank at the request of, on behalf of, or for the direct or indirect benefit of the Borrower including, but not limited to, the following letters of credit: (a) U.S. Bank of Washington, National Association Letter of Credit No. S102742 issued December 13, 1995;

(b) U.S. Bank of Washington, National Association Letter of Credit No. S000230 issued November 21, 1996; (c) United States National Bank of Oregon Letter of Credit No. S001062 issued July 31, 1997; and (d) U.S. Bank National Association Letter of Credit No. SLCSSEA00008 issued July 17, 1998.

     "U.S. Bank Reimbursement Agreements" means, individually and collectively, the Washington Reimbursement Agreement, the Idaho Reimbursement Agreement, the Ohio Reimbursement Agreement and any other reimbursement agreement now or hereafter entered into between Borrower and Bank in connection with the issuance of U.S. Bank Letters of Credit, including, but not limited to, that certain Reimbursement Agreement dated as of November 1, 1995 entered into between LTC Properties, Inc. and Bank, as the same may from time to time be amended, modified or supplemented.

     B. Section 7.01(G)(iii) of each of the Reimbursement Agreements is amended to read as follows:

     The Cash Flow Coverage ratio will be two independent tests. Failure to comply with either test shall constitute an Event of Default under this
Agreement:

         (a) For the actual quarter, the Borrower's ratio of Net Income (which shall exclude any restructuring, extraordinary or changes in accounting charges) + Interest Expenses + Depreciation & Amortization divided by Interest Expense + pro rata (for the quarter) scheduled principal payments on all Indebtedness + pro rata (for the quarter) annual fees relating to the U.S. Bank Bonds and the U.S. Bank Letters of Credit shall be greater than or equal to 1.25:1.00 measured quarterly commencing June 30, 2000; and
                                    ---

         (b) For the actual quarter, all Bond Financed Properties shall maintain a financial performance level such that the sum of their quarterly Net Income + Interest Expense + Depreciation & Amortization shall exceed the sum of Interest
                                               ------------
Expense + pro-rata (for the quarter) scheduled U.S. Bank Bonds principal payments + pro rata for the quarter) annual fees relating to the U.S. Bank Bonds and the U.S. Bank Letters of Credit by 1.25:1.00, measured quarterly commencing June 30, 2000.

     C. Section 8.01 of each of the Reimbursement Agreements is amended to add the following new Section 8.01(k) immediately following Section 8.01(j):

     (k) The commencement of any administrative or other proceeding seeking license revocation or suspension or limitation on admission of residents to any of the Bond Financed Properties (collectively, "Regulatory Action") by any federal or state regulatory agency (collectively "Regulatory Agency") that is not settled, dismissed or resolved to the satisfaction of such Regulatory Agency within ninety (90) days shall constitute an Event of Default under the Reimbursement Agreements; provided, however, that if such matter cannot be resolved within ninety (90) days, the Borrower will not be in default under the Reimbursement Agreements as a result of such Regulatory Action so long as Borrower promptly and, in any event, within thirty (30) days following such Regulatory Action, commences resolution of the matter and thereafter diligently and continuously prosecutes in good faith a settlement, dismissal or resolution of such Regulatory Action.

     5.  Confirmation.  The Reimbursement Agreements and each of the Related
         ------------
Documents (as defined in the Reimbursement Agreements) are each hereby modified to provide that the term "Reimbursement Agreement" or "Reimbursement Agreements" shall mean the Reimbursement Agreement or the Reimbursement Agreements, as modified hereby. Borrower hereby confirms, subject to this Amendment, each of the covenants, agreements and obligations of Borrower set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Borrower acknowledges and agrees that, if and to the extent that the Bank has not heretofore required strict compliance with the performance by Borrower of such covenants, agreements and obligations, such action or inaction shall not constitute a waiver of, or otherwise affect in any manner, Bank's rights and remedies under any of the Reimbursement Agreements, as amended hereby, or any of the Related Documents (as defined in the Reimbursement Agreements), including the right to require performance of such covenants, agreements and obligations strictly in accordance with the terms and provisions thereof except as waived herein. Each Deed of Trust or, with respect to the Ohio Properties, Mortgage which secures the Borrower's obligations under any Reimbursement Agreement is hereby modified to provide that such Deed of Trust or Mortgage secures such Reimbursement Agreement as modified hereby. Borrower represents and warrants that (i) upon filing and/or delivery of the financial statements and financial information described in Section 2 of this Amendment in the form and within the time period therein set forth; (ii) the deposit of the $8,300,000 Cash Collateral with Bank and execution of the documents described in
Section 3 of this Amendment, and (iii) upon the satisfaction of all of the terms and conditions set forth in this Amendment, including, but not limited to, payment of the restructuring fee and other costs and expenses set forth in
Section 15 of this Amendment, Borrower will not be in default in the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements, as amended), and (iv) Borrower has no knowledge of any defenses, offsets or claims which may be asserted by Borrower, or by anyone claiming by or through Borrower, to the indebtedness owned by Borrower to Bank under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) or to the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

     6.  Validity.  Except as specifically modified and amended by this
         --------
Amendment, all of the terms, covenants, conditions and provisions of the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) shall remain in full force and effect. Nothing herein shall be deemed or construed to be an impairment of the lien of each Deed of Trust or, with respect to the Ohio Properties, each Mortgage and the lien of each Deed of Trust or each Mortgage shall remain a first lien against the Washington Properties, the Idaho Properties or the Ohio Properties, as applicable, described in such Deed of Trust or, with respect to the Ohio Properties, such Mortgage.

     7.  Bankruptcy.  Borrower hereby represents and warrants that Borrower has
         ----------
not filed for relief under any chapter of Title 11 of the United States Code, as amended (hereinafter referred to as the "Bankruptcy Code") at any time prior to the date of this Amendment, and that it has not been subject to an involuntary petition under the Bankruptcy Code. Borrower further represents and warrants that as of the date of this Amendment (i) Borrower is and reasonably believes it will continue to be able to pay all of its creditors in a timely manner; (ii) Borrower will not be rendered insolvent as a result of entering into this Amendment and reasonably believes it will continue to have assets which are reasonable in relation to its business; and (iii) the agreements made and obligations provided for herein and the cure periods provided to Borrower to cure the Events of Default set forth in Section 2 above, were not made or incurred with any intent, actual or otherwise, to hinder, delay or defraud any person or entity. Borrower waives its right pursuant to Bankruptcy Code Section 1121(d) to seek any extension of the exclusive period in which it may file a plan for reorganization and seek approval thereof. The foregoing representations and warranties are a material inducement for Bank to agree to enter into this Amendment. Nothing in this Section 7 shall be deemed in any way to limit or restrict any of Bank's rights to seek in the bankruptcy court any relief (or take any other action) that Bank, in Bank's sole discretion, may deem appropriate in the event that a case under the Bankruptcy Code is commenced by or against Borrower, and in particular, Bank shall be free to move for an immediate vacation of the automatic stay under Section 362 of the Bankruptcy Code, and Borrower agrees not to resist or oppose any such motion. Bank shall also be free to move to terminate the exclusive period under Section 1121 of the Bankruptcy Code and/or to dismiss the filed bankruptcy case.

    8.   Release of Claims.
         -----------------

         (a)  Release of All Claims.  Borrower, on behalf of itself, its
              ---------------------
affiliates and their respective successors and assigns (collectively, the "Releasing Parties"), hereby release and forever discharge Bank and all of Bank's officers, directors, employees, agents, attorneys, advisors, participants and their respective successors and assigns (collectively, the "Released Parties") from any and all claims, demands, debts, liabilities, contracts, obligations, accounts, torts, causes of action or claims for relief of whatever kind or nature, whether known or unknown, whether suspected or unsuspected, which the Releasing Parties may have or which may hereafter be asserted or accrue against Released Parties, or any of them, resulting from or in any way relating to any act or omission done or committed by Released Parties, or any of them, prior to the date hereof.

         (b) Complete Defense.  This release by Releasing Parties shall
             ----------------
constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Bank or any other Released Party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

     9.  No Continuing Waiver.  No waiver of any of the provisions of the
         --------------------
Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be deemed, or shall constitute, a continuing waiver of any of the provisions of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) nor shall any provision of this Amendment be deemed, or constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any of the provisions of the Reimbursement Agreements shall be binding unless executed in writing by the party making the waiver. Nothing contained in this Amendment or in any ongoing discussions or negotiations between Borrower or Bank shall directly or indirectly (i) create any obligation to make any further extension of credit; (ii) create any obligation to make any further forbearance or waiver or defer any enforcement action by Bank as a result of the occurrence of an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) which is not described in
Section 2 of this Amendment or with respect to any Event of Default which is described in Section 2 of this Amendment beyond the dates set forth in Section 2 of this Amendment; (iii) constitute a consent or waiver of any past, present or future Event of Default or other violation of any provision of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) except to the extent expressly set forth in Section 2 of this Amendment; (iv) constitute a course of dealing or other basis for altering any of Borrower's obligations to Bank under the Reimbursements Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Bank expressly reserves all of its rights, powers and remedies under the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements).

     10. Reaffirmation of Representations and Warranties.  Borrower does hereby
         -----------------------------------------------
reaffirm to Bank each of the representations, warranties, covenants and agreements made by Borrower set forth in each of the Reimbursement Agreements with the same force and effect as if each were separately stated herein and made again as of the date hereof. This reaffirmation shall not in any way limit, derogate or abrogate the representations, warranties, covenants and agreements made by Borrower as set forth in the Reimbursement Agreements. Borrower further represents and warrants to Bank that with the exception of the Events of Defaults set forth in Section 2 of this Amendment, Borrower is in compliance with all of the terms, covenants, representations, warranties and agreements made by Borrower in the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements). There is no Event of Default under and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Reimbursement Agreements, or any of the Related Documents (as defined in the Reimbursement Agreements).

     11. Time is of the Essence.  Time is of the essence of this Amendment.
         ----------------------

     12. Binding Effect.  This Amendment shall be binding upon Borrower and its
         --------------
successors and permitted assigns and shall inure to the benefit of Bank and its successors and assigns.

     13. Prior Agreements.  The Reimbursement Agreements and each of the Related
         ----------------
Documents (as defined in the Reimbursement Agreements), including this Amendment
(i) integrate all the terms and conditions mentioned in or incidental to the Reimbursement

Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), (ii) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Amendment modifying and restructuring the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Amendment and those of any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements), the terms, conditions and provisions of this Amendment shall prevail.

     14. No Rights Conferred on Others.  Nothing contained in this Amendment,
         -----------------------------
the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be construed as giving any person, other than the parties hereto, any right, remedy or claim under or in respect of this Amendment except for the rights granted to the Released Parties in Section 8 hereof.

      15. Costs and Expenses.  Bank's agreement to forbear and waive certain
          ------------------
Events of Default under the Reimbursement Agreements is expressly conditioned upon payment to Bank of a non-refundable restructuring fee of $71,162.00. Borrower shall reimburse Bank for all fees, costs and expenses incurred by Bank in the negotiation, preparation and administration of the modification and restructuring of the Reimbursement Agreements and other Related Documents contemplated by this Amendment. Such fees and costs include, but are not limited to, outside counsel attorney fees and costs, inspection fees, filing and recording fees, and the costs incurred to satisfy all terms of this Amendment. All such costs and expenses shall be paid upon execution of this Amendment.

     16. Governing Law.  This Amendment and the rights and obligations of the
         -------------
parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Washington. If any court of competent jurisdiction determines any provision of this Amendment or any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part hereof or of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

     17. Voluntary Agreement.  The Borrower acknowledges that the Borrower is
         -------------------
represented by legal counsel of the Borrower's choice, is fully aware of the terms contained in this Amendment, and has voluntarily and without coercion or duress of any kind entered into this Amendment and the documents executed in connection with this Amendment.

     18. Counterparts.  This Amendment may be executed in any number of
         ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    19.  Notice re Oral Commitments.  Oral agreements or oral commitments to
         --------------------------
loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

           "Bank"                                         "Borrower"

U.S. BANK NATIONAL ASSOCIATION                 ASSISTED LIVING CONCEPTS, INC., a
                                               Nevada corporation

By /s/ Deborah S. Watson                       By /s/ James W. Cruckshank
   ---------------------                          -----------------------
   Deborah S. Watson                              Name James W. Cruckshank
   Vice President                                 Title Vice President, CFO